Exhibit 107

Calculation of Filing Fee Tables

Form S-11

(Form Type)

Millrose Properties, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(1)
Fees to Be Paid	Equity	Class A Common Stock, par value $0.01 per share, and Class B Common Stock, par value $0.01 per share(2)	457(f)(2)	135,000,000(3)	—	$4,777,181,600	$0.0001531	$731,387

Total Offering Amount								$4,777,181,600

Total Fees Previously Paid								$0

Total Fee Offsets								$0

Net Fee Due								$731,387

(1)

Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(a) of the Securities Act of 1933, as amended (the “Securities Act”). Given that there is no proposed maximum offering price per share of common stock, the registrant calculates the proposed maximum aggregate offering price, by analogy to Rule 457(f)(2), based on the book value of the securities to be registered. The total book value of the securities to be registered was calculated using $5,971,477,000, the total aggregate book value as of September 30, 2024 of the assets contributed to the registrant in consideration for 100% of the outstanding shares of the registrant’s Class A Common Stock and Class B Common Stock, multiplied by 0.8 to represent the 80% of the total outstanding shares of the registrant’s Class A Common Stock and Class B Common Stock that are being registered. Given that the registrant’s shares of common stock are not traded on an exchange or over-the-counter, the registrant did not use the market prices of its common stock in accordance with Rule 457(c).

(2)

Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, dividends or similar transactions.

(3)

Represents the total number of shares of the registrant’s Class A Common Stock and Class B Common Stock being registered hereby, consisting of a yet to be determined number of shares of the registrant’s Class A Common Stock and a yet to be determined number of shares of the registrant’s Class B Common Stock. The allocation between the registrant’s Class A and Class B Common Stock will be determined upon the expiration of the shareholder election process described under “Right to Elect to Receive Our Class B Common Stock” in the prospectus which forms a part of this registration statement.